UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November [28], 2017

Teladoc, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 18, 2017, Teladoc, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing the completion of its acquisition of Best Doctors Holdings, Inc. (“BDHI”).

The Company is filing this Current Report on Form 8-K in order to make publicly available certain unaudited interim condensed consolidated financial statements of BDHI and certain unaudited pro forma financial information of the Company reflecting the acquisition of BDHI described in Items 9.01(a) and 9.01(b) below and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited interim condensed consolidated financial statements of BDHI and its subsidiaries as of June 30, 2017 and for the six months ended June 30, 2017 and 2016 are attached hereto as Exhibit 99.1.

(b) Pro forma financial information.

The unaudited pro forma combined financial statements of the Company giving pro forma effect to the acquisition of BDHI for the nine months ended September 30, 2017 are attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited interim condensed consolidated financial statements of Best Doctors Holdings, Inc. and its subsidiaries as of June 30, 2017 and for the six months ended June 30, 2017 and 2016.
99.2	Unaudited pro forma combined financial statement of Teladoc, Inc. giving pro forma effect to the acquisition of Best Doctors Holdings, Inc. for the nine months ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC, INC.

Date:	November [28], 2017	By:	/s/ Adam C. Vandervoort
		Name:	Adam C. Vandervoort
		Title:	Chief Legal Officer and Secretary